QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4(p)

LEHMAN BROTHERS INC.,

LEHMAN BROTHERS HOLDINGS INC.,

as Guarantor,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FORM OF TENTH SUPPLEMENTAL INDENTURE

Dated as of                         , 2003

        TENTH SUPPLEMENTAL INDENTURE, dated as of                    , 2003 (the "Supplemental Indenture"), among LEHMAN BROTHERS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), and U.S. BANK NATIONAL ASSOCIATION (as successor in interest to Continental Bank, National Association), a national banking corporation duly organized and existing under the laws of the United States, as trustee (the "Trustee").

RECITALS

        The Company has duly authorized the execution and delivery of an Indenture, dated as of June 14, 1989, between the Company and the Trustee, as amended and supplemented by (i) the First Supplemental Indenture, dated as of June 21, 1989, between the Company and the Trustee, (ii) the Second Supplemental Indenture, dated as of October 3, 1990, between the Company and the Trustee, (iii) the Third Supplemental Indenture, dated as of December 2, 1992, between the Company and the Trustee, (iv) the Fourth Supplemental Indenture, dated as of December 30, 1992, between the Company and the Trustee, (v) the Fifth Supplemental Indenture, dated as of January 14, 1993, between the Company and the Trustee, (vi) the Sixth Supplemental Indenture, dated as of May 17, 1993, between the Company and the Trustee, (vii) the Seventh Supplemental Indenture, dated as of November 17, 1993, between the Company and the Trustee and (ix) the Ninth Supplemental Indenture between the Company and the Trustee (collectively, the "Indenture"), to provide for the issuance from time to time of its unsecured senior subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as in the Indenture provided.

        The Guarantor has determined that it is in its best interests to fully and unconditionally guarantee the due and punctual payment of the principal (including any amount in respect of original issue discount) of, and premium, if any, and interest, if any, on all outstanding and future Securities and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of such Securities, when and as the same shall become due and payable;

        The Company and the Guarantor have duly authorized the execution and delivery of this Supplemental Indenture to provide for the guarantee by the Guarantor of the Securities;

        All acts and things necessary to make this Supplemental Indenture a valid agreement of the Company and of the Guarantor, in accordance with its terms and with the terms of the Indenture, have been done and performed.

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises, and of the sum of one dollar duly paid to the Company and the Guarantor by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company and the Guarantor covenant and agree, for the equal and proportionate benefit of all holders of the Securities with the Trustee to supplement the Indenture as follows:

Section 1. AMENDMENTS TO THE INDENTURE

        1.1    Amendment to Section 101 of the Indenture.    Section 101 of the Indenture is hereby amended by deleting the definitions of "Board of Directors," "Board Resolution," "Company," "Officers' Certificate," "Opinion of Counsel" and "Vice President" and inserting the following definitions, in the appropriate alphabetical sequence:

          "Board of Directors" means the board of directors of the Company or the Guarantor, as the case may be, the executive committee thereof or any other committee of either board of directors duly authorized to act hereunder.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Company" means Lehman Brothers Inc., and subject to the provisions of Article Ten, shall also include its successors and assigns.

          "Guarantee" means the full and unconditional guarantee by the Guarantor set forth in Article 15.

          "Guarantor" means Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware.

          "Guarantor Order" or "Guarantor Request" means a written request or order signed in the name of the Guarantor by its Chairman of the Board, any Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, and Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or the Guarantor, as the case may be, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or employed by the Company or the Guarantor, as the case may be, and who shall be acceptable to the Trustee.

          "Vice President", when used with respect to the Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

        1.2    Amendment to Section 102 of the Indenture.    Section 102 of the Indenture is hereby amended by inserting the following paragraph as the new second paragraph thereto:

          "Upon any application or request by the Guarantor to the Trustee to take any action under any provision of this Indenture, the Guarantor shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished."

        1.3    Amendment to Section 103 of the Indenture.    Section 103 of the Indenture is hereby amended by inserting the following paragraph as the new third paragraph thereof:

          "Any certificate or opinion of an officer of the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor stating that the information with respect to such factual matters is in the possession of the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous."

        1.4    Amendment to Section 105 of the Indenture.    (a) Section 105 of the Indenture is hereby amended by deleting the current section heading thereof and replacing it with the following:

          "Notices, Etc., to Trustee, Company or Guarantor"

          (b)   Section 105 of the Indenture is hereby amended by deleting the word "or" at the end of paragraph (1), deleting the period and inserting the word ", or" at the end of paragraph (2) and inserting the following paragraph as the final paragraph thereof:

            "(3) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at 745 Seventh Avenue, New York, New York 10019, attention: Treasurer or at any other address previously furnished in writing to the Trustee by the Guarantor."

        1.5    Amendment to Section 301 of the Indenture.    Section 301 of the Indenture is hereby amended by deleting the word "and" at the end of paragraph (10), redesignating paragraph (11) as paragraph (12) and inserting the following paragraph in proper numerical order:

            "(11) the terms and provisions of the Guarantee, to the extent that such provisions differ from those set forth herein; and"

        1.6    Amendment to Section 303 of the Indenture.    (a) Section 303 of the Indenture is hereby amended by deleting the word "and" at the end of subparagraph (b), deleting the period and inserting the word "; and" at the end of subparagraph (c) and inserting the following paragraph as the new subparagraph (d) thereof:

          "(d) that the Guarantee of such Securities, when the Securities are authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing."

          (b)   Section 303 of the Indenture is hereby amended by inserting the words "or Guarantee" immediately following the words "No Security" at the beginning of the final paragraph of the section.

        1.7    Amendment to Section 305 of the Indenture.    Section 305 of the Indenture is hereby amended by deleting the fourth paragraph and inserting in lieu thereof the following paragraph:

          "All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture (including the Guarantee), as the Securities surrendered upon such registration of transfer or exchange."

        1.8    Amendment to Section 308 of the Indenture.    Section 308 of the Indenture is hereby amended by inserting the words ", the Guarantor" immediately following the words "the Company" in each place such words appear.

        1.9    Amendment to Section 503 of the Indenture.    Section 503 of the Indenture is hereby amended by deleting the final paragraph in its entirety and inserting in lieu thereof the following paragraph:

          "Any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor in trust for the payment of the principal of (and premium, if any) or interest on any

  Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request or the Guarantor on Guarantor Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor."

        1.10    Amendment to Section 506 of the Indenture.    Section 506 of the Indenture is hereby amended by inserting the following paragraphs as the new second and third paragraphs respectively thereof:

          "The Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 506, any such default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          Such Officers' Certificate or written notice of the Company and the Guarantor may be in the form of one certificate or notice signed by the appropriate officers of the Company and the Guarantor."

        1.11    Amendment to Section 602 of the Indenture.    Section 602 of the Indenture is hereby amended by inserting the words "or the Guarantor" immediately following the words "including the Company" therein.

        1.12    Amendment to Section 701 of the Indenture.    Section 701 of the Indenture is hereby amended by deleting the reference to subparagraph (g) in the introductory sentence and inserting in lieu thereof a reference to subparagraph (h), by deleting the word "or" at the end of subparagraph (f) and by inserting the following paragraph immediately prior to the final period at the end of subparagraph (g) thereof:

          "; or

          (h)   the dissolution or insolvency of the Guarantor or the making of an assignment for the benefit of creditors by the Guarantor or the commencement of any proceedings (by petition, application, answer, consent or otherwise) by the Guarantor to be adjudicated a bankrupt or for the appointment of a receiver or trustee or similar officer for it or for a substantial part of its property or for reorganization, an arrangement, composition or other relief under the Bankruptcy Act or the taking of corporate action by the Guarantor for any such purpose, or any marshalling of the assets or liabilities of the Guarantor or the commencement against the Guarantor of any of the aforementioned proceedings and in such latter case the consent thereto by the Guarantor or its admission of the material allegations thereof or the continuance of such proceedings undismissed for a period of 60 days."

        1.13    Amendment to Section 711 of the Indenture.    Section 711 of the Indenture is hereby amended by inserting the words ", the Guarantor" immediately following the words "subject to any determination in such proceeding, the Company" therein.

        1.14    Amendment to Section 716 of the Indenture.    Section 716 of the Indenture is hereby amended by inserting the words "or the Guarantor" immediately following the words "suit instituted by the Company" therein.

        1.15    Amendment to Section 717 of the Indenture.    Section 717 of the Indenture is hereby amended by deleting the words "the Company" in each place of the two places where such words appear and inserting in each place in lieu thereof the words "each of the Company and the Guarantor"

        1.16    Amendment to Section 904 of the Indenture.    (a) Section 904 of the Indenture is hereby amended by deleting the current section heading thereof and replacing it with the following:

          "Reports by Company and Guarantor"

          (b)   Section 904 of the Indenture is hereby amended by redesignating the first paragraph thereof as subsection (a) and by inserting the following paragraph as the new subsection (b) thereof:

          "(b) The Guarantor shall:

            (1)   file with the Trustee for the Securities of each series, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (2)   file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3)   transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to paragraphs (1) and (2) of this Section 904(b) as may be required by rules and regulations prescribed from time to time by the Commission.

        1.17    Amendment to Section 1001 of the Indenture.    Section 1001 of the Indenture is hereby amended by redesignating the first paragraph thereof as subsection (a) and by inserting the following paragraph as the new subsection (b) thereof:

          "(b) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Guarantor with or into any other corporation or corporations (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or transfer (or successive sales or transfers) of the property and assets of the Guarantor (or of its successor or successors) as an entirety or substantially as an entirety, to any other corporation (whether or not affiliated with the Guarantor) authorized to acquire the same; provided, however, that the corporation formed by such consolidation or into which the Guarantor shall have been merged or which shall have acquired such property and assets shall be a corporation organized under the laws of the United States or of any State thereof; and provided, further, and the Guarantor hereby covenants and agrees, that upon any such consolidation, merger, sale or transfer, the Guarantee of the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Securities, according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of this Indenture to be kept or performed by the Guarantor, shall be expressly assumed, by an indenture supplemental hereto, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property and assets; and in the event of any such sale or transfer, the predecessor Guarantor shall be released from all liability hereunder and under the Securities and may be dissolved, wound-up and liquidated at any time thereafter."

        1.18    Amendment to Section 1002 of the Indenture.    Section 1002 of the Indenture is hereby amended by redesignating the first and second paragraphs thereof as subsection (a) and by inserting the following two paragraphs as the new subsection (b) thereof:

          "(b) In case of any such consolidation, merger, sale or transfer and upon the execution by the successor corporation of an indenture supplemental hereto, as provided in Section 1001(b), such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein as the party of the first part; and any order, certificate, statement, request, instructions, advice or resolutions of the Board of Directors or officers of the Guarantor provided for in this Indenture may be made by like officials of such successor corporation.

          Nothing contained in this Indenture or in any of the Securities shall prevent the Guarantor from merging into itself, or acquiring by purchase or otherwise all or any part of the property of, any other corporation (whether or not affiliated with the Guarantor)."

        1.19    Amendment to Section 1101 of the Indenture.    (a) Section 1101 of the Indenture is hereby amended by inserting the words "the Guarantor, when authorized by a Board Resolution," immediately following the words "the Company, when authorized by a Board Resolution," in the introductory sentence thereof.

          (b)   Section 1101 of the Indenture is hereby amended by redesignating subparagraphs (3), (4), (5), (6), (7), (8), (9) and (10), respectively, as new subparagraphs (5), (6), (7), (8), (9), (10), (11) and (12), respectively, and by inserting the following paragraphs in proper numerical order:

            "(3) to evidence the succession of another corporation to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein and in the Securities, if applicable; or

            "(4) to add to the covenants of the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Guarantor; or"

        1.20    Amendment to Section 1102 of the Indenture.    Section 1102 of the Indenture is hereby amended by inserting the words "the Guarantor, when authorized by a Board Resolution," immediately following the words "the Company, when authorized by a Board Resolution," in the introductory sentence thereof.

Section 5. GUARANTEE

        2.1    Addition of New Article 15 of the Indenture.    Article 15 of the Indenture is hereby created and the following shall be inserted therein:

ARTICLE FIFTEEN

THE GUARANTEES

        SECTION 1501 Except as otherwise set forth in a supplemental indenture or provided in or pursuant to a Board Resolution and set forth in an Officers' Certificate, the Guarantor hereby unconditionally guarantees to the Holder of the Securities of each series authenticated and delivered by the Trustee, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal (including any amount in respect of original issue discount) of, and premium, if any, and interest, if any, on such Securities and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of such Securities, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of such Securities and of the Indenture and this Supplemental Indenture. The Guarantor agrees that in case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), premium, interest, sinking fund payment, or analogous obligation, the Guarantor shall duly and punctually pay the same, as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any extension of the time for payment of any such Security, any modification of any such Security or any supplemental indenture or Board Resolution and Officers' Certificate relating thereto, any invalidity, irregularity or unenforceability of any such Security or the Indenture or this Supplemental Indenture, any failure or delay to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

        The Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives (to the extent that it may lawfully do so) any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guarantee.

        The Guarantor hereby waives (to the extent that it may lawfully do so) diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, thereon.

        The Guarantor agrees that the Guarantee with respect to each series of Securities shall remain in full force and effect until payment in full of all the Securities of such series. The Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, on any series of Securities is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

        The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of the obligations guaranteed hereby as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 1501.

        The Guarantor shall be subrogated to all rights of the Holders of the Securities of a series against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders until payment in full of the principal (including any amount payable in respect of original issue discount) of, and premium, if any, and interest, if any, and payment of the sinking fund payments, if any, and analogous obligations, if any, on all Securities of such series. The Guarantor hereby waives (to the extent that it may lawfully do so) any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or the Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder; or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

Section 3. MISCELLANEOUS

        3.1    Continuance of Indenture.    This Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this Supplemental Indenture, shall continue in full force and effect.

        3.2    Defined Terms.    All capitalized terms used in this Supplemental Indenture which are defined in the Indenture, but not otherwise defined herein, shall have the same meanings assigned to them in the Indenture.

        3.3    Conflict with Trust Indenture Act.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

        3.4    Separability Clause.    In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        3.5    Benefits of Indenture.    Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

        3.6    Governing Law.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        3.7    The Trustee.    The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

        3.8    Successors and Assigns of Company and Guarantor Bound By Supplemental Indenture.    All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture by or on behalf of the Company or the Guarantor shall bind their successors and assigns, whether so expressed or not, and the provisions hereof shall bind the heirs, executors, administrators, successors and assigns of the Holders.

        3.9    Acts of Board, Committee or Officer of Successor Corporation Valid.    Any act or proceeding by any provision of this Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful successor of the Company or the Guarantor, as the case may be.

        3.10    Counterparts.    This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        U.S. Bank National Association hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

        IN WITNESS WHEREOF, Lehman Brothers Inc. has caused this Supplemental Indenture to be signed and acknowledged by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents, Lehman Brothers Holdings Inc. has caused this Supplemental Indenture to be signed and acknowledged by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents, and U.S. Bank National Association, as Trustee, has caused this Supplemental Indenture to be signed and acknowledged by one its authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its authorized officers, as of the day and year first above written.

LEHMAN BROTHERS INC.
By:	Name: Title:
LEHMAN BROTHERS HOLDINGS INC., as Guarantor
By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	Authorized Officer

QuickLinks

  Exhibit 4(p)
RECITALS
ARTICLE FIFTEEN THE GUARANTEES